CLYDE BAILEY P.C.
______________________________________________________________________________
                                                   Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)

                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's


June 25, 2001

I consent to the use, of my report dated March 2, 2000, in the Form SB-2, on the financial statements of ADM Enterprises, Inc., dated January 31, 2001, included herein and to the reference made to me.

S/ Clyde Bailey
Clyde Bailey